UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2019

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 001-34762

255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting
standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2019, First Financial Bancorp (the “Company”) announced that on June 3, 2019, it entered into a Letter Agreement (the “Letter”) with Claude E. Davis, Executive Chair of the Company, relating to Mr. Davis’ request to retire as an executive officer of the Company effective December 31, 2019. Following his retirement Mr. Davis will remain in his role as chair of the Board of Directors of First Financial Bancorp, a position he has held since 2018, and chair of the Board of Directors of First Financial Bank, a position he has held since October 1, 2004. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The Letter amends certain terms of the Employment and Non-Competition Agreement between Mr. Davis, the Company and First Financial Bank dated as of June 25, 2017 (the “Agreement”), including revising the termination date of the Agreement from April 1, 2021 to December 31, 2019. Additionally, in lieu of base salary, short-term incentive compensation and long-term incentive compensation that would have been payable to Mr. Davis during 2020 and 2021, the Company has agreed to pay Mr. Davis a single, lump payment of $3,150,000 as of December 31, 2019. Additionally, the Letter provides that Mr. Davis’ restricted stock and performance share awards granted prior to the date of the Letter will continue to vest on the dates set forth in the applicable award agreements. In the event Mr. Davis resigns from the Board, any unvested restricted stock or performance share awards will terminate. Mr. Davis will not receive any additional awards of Company stock.

The Letter also provides that Mr. Davis has agreed to continue to provide advisory services to the Company’s management in the areas of board governance, succession planning, corporate strategy, capital allocation and deployment, investor relations, enterprise risk, and strategy for the First Financial Foundation through December 31, 2021. In consideration of these additional responsibilities, the Company has agreed to pay Mr. Davis a board retainer fee of $450,000 during each of 2020 and 2021, payable in the same manner and on the same schedule as retainer fees are paid to current members of the Board of Directors. Beginning in 2022, any retainer fees paid to Mr. Davis will be determined by the Compensation Committee of the Board in the normal course of its responsibilities.

The above summary of the Letter is qualified in its entirety by reference to the full text of the Letter which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1
Employment and Non-Competition Agreement between Claude E. Davis and First Financial Bancorp. and First Financial Bank, dated as of July 25, 2017 (filed as Exhibit 10.2 to First Financial’s Current Report on Form 8-K filed on July 27, 2017 and incorporated herein by reference)

10.2	Letter Agreement dated June 3, 2019 between Claude E. Davis and First Financial Bancorp.

99.1	Press Release of First Financial Bancorp. dated June 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By: /s/ Karen B. Woods
Karen B. Woods
General Counsel

Date:	June 5, 2019